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Exhibit 4.1
                           CERTIFICATE OF DESIGNATIONS
                                       of
                       CLASS A CONVERTIBLE PREFERRED STOCK
                                       of
                        FINANCIAL PERFORMANCE CORPORATION

          (Pursuant to Section 502 of the Business Corporation Law of
                             the State of new York)


                  Financial Performance Corporation, a corporation organized and existing under the Business Corporation Law of the State of New York (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority of the Board of Directors as required by Section 502 of the New York Business Corporation Law of the State of New York:

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of the Corporation's previously authorized preferred stock, par value $0.01 per share (the "Preferred Stock"), and hereby states the designation and number thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, thereof as follows:

                  Class A Convertible Preferred Stock:

                            I. Designation and Amount

                  The number of shares of the Class A Convertible Preferred Stock is hereby set at 1,650,000 shares and may be increased or decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that such number shall not be decreased below the aggregate number of shares of the Class A Convertible Preferred Stock then outstanding.

                                    II. Rank

         A. With respect to dividend rights, the Class A Convertible Preferred Stock shall rank on a parity with each other class or series of Preferred Stock which by its terms ranks on a parity with the Class A Convertible Preferred Stock and prior to the Corporation's Common Stock, par value $0.01 per share (the "Common Stock"), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Class A Convertible Preferred Stock ranks senior, including the Common Stock, are


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collectively referred to herein as the "Junior Dividend Securities"; all equity securities of the Corporation with which the Class A Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Dividend Securities".

         B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Class A Convertible Preferred Stock shall rank on a parity with each other class or series of Preferred Stock which by its terms ranks on a parity with the Class A Convertible Preferred Stock and prior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereinafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Class A Convertible Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as "Junior Liquidation Securities" (and together with the Junior Dividend Securities are referred to herein as the "Junior Securities"); all equity securities of the Corporation to which the Class A Preferred Stock ranks on parity are collectively referred to herein as "Parity Liquidation Securities" (and together with the Parity Dividend Securities are referred to herein as the "Parity Securities").

                                 III. Dividends

         Shares of Class A Convertible Preferred Stock shall accrue no dividends.

                           IV. Liquidation Preference

         In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of then-outstanding shares of Class A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of (i) accrued but unpaid dividends thereon, if any, to the date of final distribution to such holders, whether or not such dividends are declared, and (ii) the Converted Value (as defined below) thereof, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities. All the assets of the Corporation available for distribution to stockholders after the liquidation preferences stated above shall be distributed ratably among the holders of the then-outstanding shares of Class A Convertible Preferred Stock and Parity Liquidation Securities, if any, and the Common Stock.

         Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV.


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                                V. Voting Rights

         The holders of shares of Class A Convertible Preferred Stock shall have no voting rights except as otherwise from time to time required by law.

                                 VI. Conversion

         A. Conversion. Each share of Class A Convertible Preferred Stock shall be automatically converted upon shareholder approval of such conversion at the next meeting of shareholders of the Company following the date of these resolutions or such date as shall be determined by the Board of Directors in the manner provided herein (the "Conversion Date") into one fully paid and nonassessable share of Common Stock.

         All holders of record of shares of Class A Convertible Preferred Stock shall be given at least ten days' prior written notice of the expected Conversion Date. On or before such date, each holder of shares of Class A Convertible Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice. As promptly as practical, and in any event within ten Business Days after the Conversion Date, the Corporation shall deliver or cause to be delivered as directed by the holder of shares of Class A Convertible Preferred Stock being converted certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which such holder shall be entitled to. The Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Class A Convertible Preferred Stock pursuant hereto. Such conversion shall be deemed to have occurred at the close of business on the Conversion Date so that as of such time the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and/or cash in accordance herewith, and the person entitled to receive the shares of Common Stock issued as a result of such conversion shall be treated for all purposes as having become the holder of such shares of Common Stock at such time.

         B. Adjustment of Conversion Price. The number of shares received on conversion shall be subject to adjustment from time to time as follows:

         (a) Stock Dividends. In case the Corporation after the date of original issuance of the Class A Convertible Preferred Stock shall pay a dividend or make a distribution to all holders of shares of Common Stock in shares of Common Stock, then in any such case the shares of Common Stock to be received on conversion shall be adjusted accordingly.



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         (b) Stock Splits and Reverse Splits. In case after the date of original issuance of the Class A Convertible Preferred Stock outstanding shares of Common Stock shall be subdivided into a greater or lesser number of shares of Common Stock, the shares of Common Stock to be received on conversion shall be adjusted accordingly.

         (c) Converted Value shall be deemed to be $2.50 per share of Class A Convertible Preferred Stock.

                                IX. Miscellaneous

         A. Notices. Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

                  (i) if to the Corporation, to its office at 777 Third Avenue, New York, New York 10017 (Attention: Chief Executive Officer);

                  (ii) if to a holder of the Class A Convertible Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Class A Convertible Preferred Stock); or

                  (iii) to such other address as the Corporation or such holder, as the case may be, shall have designated in writing by notice similarly given.

         B. Reacquired Shares. Any shares of Class A Convertible Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the New York Business Corporation Law. All such shares of Class A Convertible Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of New York, become authorized but unissued shares of Preferred Stock, par value of $0.01, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.01, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

         C. Enforcement. Any registered holder of shares of Class A Convertible Preferred Stock may proceed to protect and enforce its rights and the rights of

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such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         D. Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar taxes.




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